Exhibit 16.1

OFFICES OF
ARSHAD M. FAROOQ, JD, CPA
201 N. Palomares St.
Pomona, CA 91767
(909) 238-5361
(909) 972-1672 Fax
amfarnou@gmail.com

                                                                                April 5, 2011

Securities and Exchange Commission
100 F Street, N.E.
Washington D.C. 20549-7561

Dear Sirs/Madams:

We have read Atlas Therapeutics Corporation’s statements included under Item 4.01 of its Form 8-K filed on April 5, 2011 and we agree with such statements concerning our firm.

/s/ Arshad M. Farooq
ARSHAD M. FAROOQ, JD, CPA
Pomona, CA